 As filed with the Securities and Exchange Commission on August __, 2001

File No. 333-50910
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

LIFEPOINT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware 33-0539168
(State or Other Jurisdiction of Incorporation or Organization) (I.R.S. Employer Identification
No.)

1205 South Dupont Street, Ontario, California 91761
(Address of Principal Executive Offices (Zip Code)

LifePoint, Inc. 2000 Stock Option Plan
(Full Title of the Plan)

Ms. Linda H. Masterson
LifePoint, Inc.
1205 South Dupont Street
Ontario, CA 91761
(909) 418-3023
(Name, Address and Telephone Number of Agent for Service)

Copy to:

Robert W. Berend, Esq.
Wachtel & Masyr, LLP
110 East 59th Street
New York, N.Y. 10022
(212) 909-9602

This Post-Effective Amendment also constitutes Post-Effective Amendment No. 2 to the Registrant's
Registration Statement on Form S-8, File No. 333-62733, relating to the LifePoint, Inc. 1997 Stock Option Plan pursuant to Rule 429 under the Securities Act of 1933, as amended.

1,790,908 Shares
LIFEPOINT, INC.
Common Stock

LifePoint, Inc. ("we" or the "Company") is in the final stages of commercializing its first product, the IMPACT TM Test System, a device using a person's saliva to test on-site, without having to take a sample to a laboratory, for the presence in his or her body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol. We expect to begin marketing this product not earlier than the end of this quarter ending September 30, 2001.

We are not offering for sale any securities
pursuant to this Prospectus. Instead, the
executive officers, directors and significant
employees of the Company named in the list
beginning on page 26 of this Prospectus will be
selling the shares of our Common Stock issued
or issuable upon the exercise of stock options
granted to them under either our 1997 Stock
Option Plan or our 2000 Stock Option Plan as
follows:

? 279,083 shares of our Common Stock
which were outstanding, as of July 3,
2001, as a result of the prior exercises
of stock options under our 1997 Stock
Option Plan.

? 651,159 shares of our Common Stock
as to which, as of July 3, 2001 or within
60 days thereafter, the related stock
options were exercisable pursuant to
our 1997 Stock Option Plan.

? 860,666 shares of our Common Stock
as to which, as of July 3, 2001 or within
60 days thereafter, the related stock
options were not exercisable pursuant
to our 1997 Stock Option Plan or our
2000 Stock Option Plan.

All of the selling stockholders may sell, from
time to time, pursuant to this Prospectus, their
shares of the Common Stock at the prices quoted
for the Common Stock on the American Stock
Exchange or in the third market. Our Common
Stock is currently listed on such Exchange under
the symbol: LFP. On August 6, 2001, the
closing sales price as so reported was $3.00 per
share. The selling stockholders may also attempt
to sell their shares in isolated transactions, at
negotiated prices, with institutional or other
investors. There will be no underwriter's
discounts or commissions except for the charges
to a selling stockholder for sales through a
broker-dealer. All net proceeds from a sale will
go to the selling stockholder and none to the
Company.
______________________
This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You
Can Afford a Complete Loss. See "Risk Factors" Beginning on Page 5.
______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________

This Prospectus is dated August __, 2001

Table of Contents
Page

Summary 3
Risk Factors 5
Use of Proceeds 15
Material Changes 15
Plan of Distribution 21
Selling Stockholders 25
Interest of Named Experts and Counsel 35
Incorporation of Certain Information by Reference 35
Commission Position on Indemnification 36

Summary

Because the following is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of shares of our Common Stock from a selling stockholder. You should read the entire Prospectus carefully, including the risk factors, and the recent periodic reports filed by us pursuant to the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), which are listed under the caption "Incorporation of Certain Information by Reference" in this Prospectus before you decide to purchase a share of our Common Stock.

Key Questions and Answers.

1. Who are we?

LifePoint, Inc. is a Delaware corporation, with its corporate office and manufacturing plant at 1205 South Dupont Street, Ontario, California 91761. Its research and development facility is located at 10400 Trademark Street, Rancho Cucamonga, California 91730. The
Company's telephone number is (909) 418-3000. You should make inquiries relating to this
Prospectus to Michele A. Clark, our Chief Accounting Officer, by writing her at the Company's address or by calling her at (909) 418-3000.

2. What business are we in?

We are in the final stages of preparing to market our first product, using technology licensed to us from the United States Navy and our own patented technologies. Our initial device, the IMPACT TM System (formerly called the LifePoint TM Test System), will use a person's saliva to test on-site, without having to take the sample to a laboratory, the presence in that person's body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol.
Our proprietary system consists of a small instrument with integrated software to generate hardcopy test results and a fully contained disposable test cassette that serves as a simple collection device and reaction/read chamber. Our initial target markets will be law enforcement, the industrial workplace and the medical emergency room.

In later years, we anticipate that, as our research and development efforts continue, we will make our non-invasive on-site diagnostic device available for other uses, such as a long-
term prescription drug monitoring, rapid diagnostic testing or wellness and health screening.

3. What is our record of revenues and earnings?

Because we have not offered for sale any product or services, we have had no revenues.
Through March 31, 2001, we incurred losses of $25,482,625. Because we do not expect to begin marketing the IMPACT Test System until not earlier than the end of this quarter ending
September 30, 2001, we anticipate that our operational losses will continue through this quarter and probably for at least five additional quarters after we begin to produce revenues, if not longer.

4. Do we need any governmental approvals to begin marketing?

For us to market our testing device to hospitals and other medical facilities in the United
States, we must first obtain the clearance from the United States Food and Drug Administration.
We currently expect to submit our product to the FDA for clearance no sooner than the quarter ending December 31, 2001. Based on the current experiences of other companies, we expect to get such clearance not earlier than 100 days later. However, the FDA may not clear the product submitted. In addition, even if this agency clears our product, we may receive this clearance later than we anticipate.

We do not require any governmental approvals to market the IMPACT Test System to law enforcement agencies, industrial companies with safety sensitive positions and other non-
medical users. We currently anticipate that our manufacturing operations will have reached such stage, as will permit us to commence marketing to at least the law enforcement market and industrial companies at the end of this quarter ending September 30, 2001.

5. What securities are the Company offering pursuant to this Prospectus?

We are not offering any securities pursuant to this Prospectus. All sales of our Common
Stock pursuant to this Prospectus will be by the Company's executive officers, directors and significant employees named in the list beginning on page 26 of this Prospectus. These persons will be referred to in this Prospectus as the "Selling Optionees." Each of these Selling Optionees has acquired, or will acquire, his or her shares of our Common Stock through the exercise of a stock option previously granted to him or her under either our 1997 Stock Option Plan or our
2000 Stock Option Plan. All of the shares of the Common Stock issued or issuable upon the exercises of stock options have been registered under the Securities Act of 1933, as amended (the
"Securities Act"), for issuance by the Company to the respective Selling Optionee. However, because a Selling Optionee may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Securities Act, he or she requires a reoffer prospectus to resell his or her shares received upon exercise of a stock option. This Prospectus is intended to be such a reoffer prospectus. As an alternative, a Selling Optionee may wait a year after his or her exercise of the stock option and then sell pursuant to the exemption of Rule 144 under the Securities Act.

As of July 3, 2001, three of the Selling Optionees had, as indicated in the notes to this table in the section captioned "Selling Stockholders" in this Prospectus, already exercised their stock options as to an aggregate of 279,083 shares. In addition, as indicated in the notes to such table, as of July 3, 2001 or within 60 days thereafter, stock options granted pursuant to our 1997
Stock Option Plan were exercisable by certain of the Selling Optionees as to an aggregate of
651,159 shares of our Common Stock. We recommend that you read the section captioned "Plan of Distribution" in this Prospectus for more information as to why stock options were not exercisable by the Selling Optionees on July 3, 2001 or within 60 days thereafter as to an aggregate of 860,666 shares of our Common Stock and as to when they may become exercisable.

6. What is the offering price pursuant to this Prospectus?

The Selling Optionees have advised us that, after exercise of their stock options, they will sell the shares of the Common Stock received upon exercise, from time to time, at the prices quoted for our Common Stock on the American Stock Exchange or in the third market. Our
Common Stock is currently listed on the American Stock Exchange under the symbol: LFP. On
August 6, 2001, the closing sales prices as so reported was $3.00 per share. The Selling
Optionees have also advised us that they may sell their shares in isolated transactions, at negotiated prices, with institutional or other investors. There will be no underwriter's discounts or commissions, except for the charges to the Selling Optionee if he or she sells through his or her broker-dealer. We recommend that you read the section captioned "Plan of Distribution" in this Prospectus for more information as to the manner in which sales may be made, including sales made, when the shares of the Common Stock have been held for more than one year after the exercise of the related stock option, pursuant to the exemption of Rule 144 under the
Securities Act.

7. Will the Company receive any proceeds as a result of sales of shares pursuant to this
Prospectus?

We will not receive any proceeds from the sales of shares of the Common Stock by the
Selling Optionees pursuant to this Prospectus. We will, however, receive $3,907,731 if all of the outstanding stock options held by the Selling Optionees as of July 3, 2001 to purchase an aggregate of 1,511,825 shares of our Common Stock are exercised. Not all of such stock options were then exercisable. A holder may surrender shares of the Common Stock to exercise all or part of his or her stock option (i.e., a cashless exercise) so the Company receives no proceeds.
Accordingly, we cannot be certain as to when and if all of these stock options will be exercised and as to the amount of proceeds the Company will actually receive from exercises.

Risk Factors

Before you invest in our Common Stock by purchasing shares from a Selling Stockholder named in this Prospectus (see the list beginning on page 26 of this Prospectus), you should be aware that there are various risks, including those which are described below. You should consider carefully these risk factors, together with all of the other information included in this
Prospectus and in the periodic reports the Company has filed under the Exchange Act, before you decide to purchase any shares of our Common Stock. For information as to how you may receive copies of the Company's periodic reports, we direct your attention to the section captioned "Incorporation of Certain Information by Reference" in this Prospectus.

Some of the information in this Prospectus may contain forward-looking statements.
These statements can be identified by the use of forward-looking terminology such as "may,"
"will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this
Prospectus. These forward-looking statements could involve known and unknown risks, uncertainties and other factors that might materially alter the actual results suggested by the statements. In other words, the Company's performance might be quite different from what the forward-looking statements imply.
The following risk factors relate to our operations:

We expect our history of operational losses to continue for probably another six quarters.

From the date we incorporated on October 8, 1992 through March 31, 2001, we have incurred net losses of $25,482,625. These losses were due to the fact we have had no product or service to offer for sale or rental and, as a result, have incurred only expenses without generating any revenues. We are in the final stages of preparing our first product for marketing, the
IMPACT Test System, a device which uses a person's saliva to test on-site for the presence in his or her body of (1) drugs of abuse, such as cocaine, heroin and marijuana, and (2) alcohol.

We have been building up our manufacturing operations since January 2001 and, in
August 2001, we intend to reinstate clinical trials of our product. Accordingly, we intend no earlier than the end of this quarter ending September 30, 2001 to begin marketing our product to law enforcement agencies and industrial companies with safety sensitive positions. These are two of our three initial target markets. Except as we shall note in the succeeding paragraph, we expect that there will be no governmental approval required as a prerequisite for us to market to these potential users of our product and other non-medical users as well. However, for us to market our product in the United States to hospitals and other medical facilities (especially to medical emergency rooms which are our third initial target market), we must first obtain clearance from the Food and Drug Administration (the "FDA") for the product. We currently expect to file our "501(k)" application for clearance with the FDA no sooner than the quarter ending December 31, 2001. We currently expect to obtain FDA clearance not earlier than during the quarter ending March 31, 2002. Certain of the potential non-medical users of our product may want to wait until we have obtained FDA clearance before they use the testing device, even though there is no such legal requirement for us to sell the product to them. This delay may defer our receipt of revenues.

In November 2000, the FDA published draft guidance for over-the-counter screening tests for drugs of abuse. In this document the FDA announced its intention to be consistent in its regulation of drugs of abuse screening tests used in the home, work place, insurance and sports settings. The FDA would, however, continue to defer oversight for law enforcement applications. Should the FDA adopt such regulations, despite our efforts and those of others to dissuade the FDA from doing so, such regulations could delay the start of our marketing to the industrial market until we comply. However, because we are also seeking clearance from the
FDA of use of our product for medical purposes, we do not expect that the FDA will change the regulations regarding the implementation of oversight of the industrial workplace prior to our receiving FDA clearance to initiate marketing of our product. Therefore, we do not believe that any potential delay in marketing to the industrial market will be significant except if, as we shall note in the succeeding paragraph, we do not obtain the medical-user clearance, in the usual and customary time, for some currently unanticipated reason.

We may not meet the schedule described in the second preceding paragraph, both as to commencing marketing and making the submission to the FDA. In addition, the FDA or any foreign government may not grant clearance for the sale of the Company's product for routine screening and diagnostic operations. Furthermore, the clearance process may take longer than we project. Even if we do meet our schedule, we cannot expect to produce product revenues until the end of this quarter ending September 30, 2001 at the earliest. We, therefore, anticipate that our losses will continue for this fiscal year ending March 31, 2002 ("Fiscal 2002") and at least two quarters thereafter. We can estimate, but we cannot assure you, as to when our expected revenues will exceed expenses.

We may have transitional problems.

We expect to encounter the risks and difficulties frequently encountered by companies that have recently made a transition from research and development activities to commercial production and marketing, including certain of those set forth below under this caption "Risk
Factors." As an example, our transition from a development stage company to a commercial company may strain our managerial, operational and financial resources. If our products achieve market acceptance, then we will need to increase our number of employees, significantly increase our manufacturing capability and enhance our operating systems and practices. We cannot assure you that we will be able to effectively do so or otherwise manage our future growth.

We may, but do not anticipate that we shall, have a need for additional financing.

As a result of the $9,200,000 in gross proceeds realized in our fourth private placement which we closed in February and March 2000, we believed, as we had previously announced, that we had sufficient funds to complete the commercialization of our testing product and bring the same to market. Our expectation has proven to be correct. However, as we had also previously reported, we also required additional funds to bridge the gap between the time the
IMPACT Test System was first brought to market and the time the resultant revenues from sales of such product resulted in profitability. As reported under the caption "Material Changes" in this Prospectus, in June 2001, we realized approximately $11,000,000 in gross proceeds from the sale of 313.720 Units, each Unit consisting of 1,000 shares of our newly designated Series C
Preferred Stock and an Investor Warrant to purchase 10,000 shares of our Common Stock. We had previously realized $3,000,000 in gross proceeds from the sale of 75,000 shares of our then designated Series B Preferred Stock; however, these investors converted their investment into
Units and, accordingly, are included in the above total. As a result, we believe that the net proceeds from the two offerings will be sufficient to enable us to reach the period when we can reasonably expect to achieve profitability. However, because of the possibility of delays in our meeting our timetable or a reduced rate of growth in our revenues from those we anticipate, we may require additional funding. In addition, because 50% of the proceeds from the offering are held in escrow against the achievement by the Company of two designated milestones, we could have to refund some or all of these proceeds held in escrow.

As a safeguard should such possibility that we require additional funding occur, we are seeking to sell, on or prior to mid-September, up to an additional 114 Units on the same basis as described in the preceding paragraph. If successful, we would realize additional gross proceeds of approximately $2,000,000 to $4,000,000. However, until we close, there is always the risk that the potential investors may not be receptive to making an investment, particularly in our
Company, at the time we desire especially because of the general decline in stock market prices which has occurred since the beginning of 2000 and continuing in the first and second quarters of
2001. In addition, the requirement that we obtain at least half of such additional financing is a pre-condition to both of the milestones referred to in the preceding paragraph.

We have also pursued the possibility of an underwritten public offering. We have received expressions of interest from several well-known, top-tier firms, but only on a post-
revenue basis. However, because currently the market is not generally receptive to public offerings, we can give you no assurance that stock market conditions later in 2001 or in 2002 will be receptive to a public offering by the Company, especially in view of the volatility of the market generally in 2000 and the first and second quarters of 2001.

In addition to adverse conditions in the stock market that may adversely impact our efforts to obtain private and public financing, as we described in the two preceding paragraphs, competitive conditions in our industry may also influence adversely prospective sources of financing. For additional information on our potential competition, we recommend that you read the section entitled "We will face major competition" under this caption "Risk Factors."

We initially believed that some or all of the gap may have been filled with up-front marketing fees from potential strategic partners. Although we have executed one strategic partnering agreement for marketing to the law enforcement industry, this capital is to be paid to the Company over time and, accordingly, we cannot count on this arrangement as a source of funds in the immediate future. (For additional information as to these arrangements, we direct your attention to the section captioned "Material Changes" in this Prospectus.)

If all of the Common Stock purchase warrants to purchase an aggregate of 9,530,518 shares which were outstanding, and which were exercisable, on July 3, 2001 were subsequently exercised, we would realize $27,534,907 in gross proceeds. If all of the stock options which were outstanding as of July 3, 2001 to purchase an aggregate of 2,089,562 shares were subsequently exercised, we would realize $6,003,763 in gross proceeds. However, we cannot be certain as to when and if these warrants and options will be exercised by the respective holders.
We cannot project at what time there will be a sufficient spread between the exercise price and the market price of the Common Stock so as to induce the holder to exercise. In addition, the outstanding stock options are not currently exercisable as to all of the shares of the Common
Stock subject thereto. Accordingly, we cannot rely on these exercises as a source of financing.

We recognize that, without the additional financing, if required, we cannot bridge the gap between the commencement of marketing and when, if ever, we begin to operate on a profitable basis. Unless we obtain such additional financing (if required) and achieve profitability, as to neither of which can we give any assurance, your investment in the Company may become a complete loss.

We will face major competition.

When we offer our saliva-based product to test for drugs of abuse and alcohol for marketing no sooner than this quarter ending September 30, 2001 as currently anticipated, we will compete with many companies of varying size that already exist or may be founded in the future. Substantially all of the current tests available either use urine or blood samples as a specimen to test for drugs of abuse or use breath, saliva, or blood samples to test for alcohol.

With respect to our testing for the presence of drugs of abuse in saliva, we will face competition from Avitar, Inc. ("Avitar"), OraSure Technologies, Inc. ("OraSure"), AnSys, Inc.
("AnsSys") and Cozart Bioscience, Ltd. ("Cozart") which are marketing, or will soon be marketing, on-site saliva test systems using lateral flow membrane systems. We believe that the limitations of the technologies used by these four companies will negatively impact their ability to sell into our target markets. We believe that none of their products, as currently available, will be evidentiary in the law enforcement and industrial markets because each such product is not quantitative and a non-instrumented product will not be legally defensible. In medical emergency markets, we believe that their products will not provide the needed quantitative results. Additionally, we believe that the type of on-site technology used by these four companies is less sensitive than the instrumented flow immunosensor technology we have developed and not sensitive enough to detect certain drugs at levels that are found in saliva. We, accordingly, believe that our product is superior to the products these four companies are currently marketing, or will soon be marketing. However, we could be incorrect in our assessment of their products. In addition, even if we are correct in our assessment, one or more of these companies could attempt to modify its product to meet our criticisms. In either of these events, one or more of these products could significantly impact our ability to sell our product.

In addition, we recognize that other products performing on-site testing for drugs in blood or saliva may be developed and introduced into the market in the future.

With respect to urine testing for the presence of drugs of abuse, we shall face as competitors BioSite Diagnostics Inc., Syva Company (a division of Dade Behring Inc.), Roche
Diagnostics (a division of Hoffman La Roche, Inc.) and at least five other major pharmaceutical companies, which currently use urine as the specimen for on-site drug testing. Almost all of these prospective competitors have substantially greater financial resources than we do to develop and market their products.

With respect to testing for the presence of alcohol, we will compete with CMI, Inc.,
Intoximeters, Inc., Draeger Safety, Inc., and other small manufacturers.

We anticipate that the Company's saliva based drugs of abuse and alcohol test will be evidentiary in the law enforcement market. In addition, we expect that the Company's tests may be performed on a non-evidentiary basis in a portion of the industrial marketplace, specifically the approximately 20% of the safety-sensitive workplace that is federally regulated. If a drug of abuse is detected in the screening test, the sample may need to be forwarded to a laboratory, where a confirmatory analysis will be performed. Usually gas chromatography/mass spectrometry is employed for such confirmatory test. Our marketing analysis has indicated a greater market potential for a saliva sample portable testing instrument for drugs of abuse by law enforcement agencies, occupational health clinics, hospitals and other medical facilities than for a urine sample instrument. However, the use of this product in other potential markets that are testing for drug use over the last two to five days or "lifestyle," such as pre-employment testing, may be limited with our initial product.
We believe that our IMPACT Test System will be unique because, to our knowledge, no company is currently offering a simultaneous test for drugs and alcohol using saliva as a specimen. In addition, we are not aware of any products that can deliver an immediate "blood equivalent" quantitative drug test that indicates current impairment in a person from the National
Institute of Drug Abuse ("NIDA") list of drugs of abuse ("NIDA-5"). As indicated in the fourth preceding paragraph, Avitar, OraSure, AnSys and Cozart have each released, or soon will be releasing, a drug screening, qualitative (yes/no) test for saliva. In addition, one or more other companies may be developing a saliva-based testing device to test for drugs. We believe the technology they are using is very different from ours. Accordingly, by the time we first offer our product for sale (currently anticipated to be no earlier than the end of this quarter ending
September 30, 2001), we will already have some competition to our product also using saliva as a specimen for testing. This competition would be in addition to that of the companies already using urine as the specimen for testing. Furthermore, because of the time frame it has taken for us to bring our product to market, our competition may have developed name recognition among customers that will handicap our future marketing efforts.

We are subject to substantial governmental regulation.

We have already directed your attention to the fact that we cannot market our saliva based testing device to hospitals and other medical facilities unless we have FDA approval. See
"We expect our history of operational losses to continue for some quarters in the future" under this caption "Risk Factors."

In addition, regulations implementing the Clinical Laboratory Improvement Amendments of 1988 (the "CLIA") promulgated by the United States Department of Health and Human
Services (the "HHS") and the Health Care Financing Administration on February 28, 1992,
which were to become effective September 1, 1992, would require that all employment drug testing, including on-site testing, be processed by a federally approved laboratory, which could perform on-site testing. On August 28, 1992, the HHS announced that the application of the
CLIA to workplace testing would not go into effect on September 1, 1992 because of comments made on the final regulations. These comments raised questions about, among other things, whether bringing employee drug testing under the CLIA might have an unintended chilling effect on efforts to encourage drug-free workplace programs. As reported in the January 19,
1993 Federal Register, the final decision on the regulations has been delayed until further investigation would be completed. Such decision has not been made as of the date hereof.

If the regulations are not adopted, on-site drug testing in the workplace will continue to be exempt from the CLIA. If the regulations are adopted, although we can obtain access to a forensic laboratory, we believe that the consequences of adoption of the regulations would add to a potential customer's costs. Accordingly, this would have a material adverse impact upon our business with respect to employment testing in the private sector. However, we designed our product in such a way that we believe that our product will be exempt from CLIA regulation, even if the regulations are adopted in the current form. We cannot give you any assurance that the HHS or the FDA will agree.

We do not believe that federal, state and local provisions which have been enacted or adopted regulating the discharge of material into the environment, or otherwise relating to the protection of the environment, will have any material effect upon our capital expenditures, potential earnings and our competitive position.

Finally, we direct your attention to the succeeding risk factor where we describe the FDA regulation of manufacturing operations.

We may not be able to develop our manufacturing operations adequately or as quickly as required to meet expected orders or be in compliance with the new guidelines for Quality System Regulation ("QSR") for commercialization of our products.

We are first building up our manufacturing capabilities. Accordingly, we have not as yet demonstrated the ability to manufacture our product at the capacity necessary to support our expected commercial sales. In addition, we may not be able to manufacture on a large scale or cost effectively.

We expect to conduct all manufacturing of the disposable cassettes at our own facility. In addition, we intend to manufacture the instrument for at least the first six months or more. If our facility or the equipment in our facility is significantly damaged or destroyed, we may not be able to quickly restore manufacturing capacity. Although we have engaged another company within a year to manufacture the instrument, so production could be turned over to it earlier than anticipated, the Company is not currently aware of any alternative manufacturer for the cassette.

We are required, in the United States, to follow Quality System Regulation ("QSR") as prescribed by the FDA (for the medical markets only) and to obtain a CE Mark and ultimately become ISO 9001 certified for European sales. Although we do not believe that these requirements will be a problem, we cannot assure you that we will be able to bring our plant into compliance and/or require our prospective third party manufacturers to comply with QSR and/or
ISO, or obtain a CE Mark.

We have devoted a significant portion of our capital budget for Fiscal 2002 to reduce our cost of goods for the disposable cassette and automating our manufacturing facility in an effort to lower our initial manufacturing costs. Although we are optimistic as to the results of these efforts, we cannot assure you that these efforts will result in the manufacturing cost savings we anticipate and when these savings, if obtained, will be reflected in our financial statements.

We shall be dependent on third-party suppliers for critical supplies.

We will only initially perform the final assembly of the instrument and critical sub-
assemblies will be manufactured by OEM suppliers. Our dependence on third parties for the manufacture and supply of instrument and cassette product components could have a material adverse effect on our profit margins and our ability to deliver our products on a timely and competitive basis if these third parties were to terminate production of the components, fail to comply with QSR or be subject to unforeseen adverse results.

Legal precedent has not yet been established upholding the results of LifePoint's diagnostic test system.

The legal precedents for performing drug and alcohol testing in both law enforcement and the industrial workplace have been well established. Blood and urine testing are the currently accepted standard samples for drugs and blood, breath and saliva for alcohol.
However, several saliva-based drug tests are beginning to be used. The use of saliva for drug testing in the workplace market is very strong. There are few state laws limiting the use of saliva. Law enforcement officers are permitted to use saliva as a specimen for testing for driving under the influence of drugs or alcohol in 28 states. Same states require that the test process or test operations be approved by the state. Therefore, additional efforts will be needed to change the laws in the other states. We believe this change will occur because law enforcement officials are anxious to have a non-invasive test method for drug testing and are willing to support legislation. We are currently working on draft legislation for this joint effort. Nevertheless, we cannot assure you as to when and if this legislation will be adopted in the other states.

Although there are no product approvals required to market to law enforcement agencies, we still need to meet certain legal challenges. In order for a product or technology to be used in a court of law as evidence, it must be admissible under standards that have been adopted by all
50 states in the United States. These standards require acceptance of the product or technology by members of the scientific community and proven performance equal to currently used methods. We anticipate that the peer-reviewed papers we have presented over this past year and the papers that we will publish from our field evaluations to be reinstated in August 2001 will meet this requirement prior to the first legal challenge to our product. However, we can give you no assurance that our technology will be accepted.

Lastly, the National Highway and Traffic Safety Administration (the "NHTSA") must approve alcohol test products for Department of Transportation use, either as a screening method or an evidentiary method. We believe that our product meets the requirements of an evidentiary product. Nevertheless, because we have not yet submitted our product for approval, we cannot guarantee acceptance by the NHTSA.

Our efforts to legally protect our product may not be successful.

We will be dependent on our patents and trade secret law to legally protect the uniqueness of our testing product. However, if we institute legal action against those companies which we believe may have improperly used our technology, we may find ourselves in long and costly litigation. This result would increase our costs of operations and thus adversely affect our results of operations.

In addition, should it be successfully claimed that we have infringed on the technology of another company, we may not be able to obtain permission to use those rights on commercially reasonable terms. In any event, payment of a royalty or licensing fee to any such company would also add to our costs of operations and thereby adversely affect our results of operations.

We may not be able to operate our business successfully if we lose key personnel or fail to attract skilled personnel.

We believe that our success will depend on the continued services of our senior management team and other personnel, as well as our ability to attract and retain skilled personnel. The loss of any of our senior management team or other key employees, or our failure to attract and retain the necessary scientific, manufacturing, sales and marketing personnel could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to establish sales and marketing capabilities necessary to exploit what we believe is a great potential for our product.

We are currently in the process of building up our marketing and sales capabilities. In addition, we have engaged a strategic partner to sell our product in the law enforcement market, one of our three initial target markets. However, we may not be able to add the additional marketing and sales personnel we require. In addition, we may not be able to engage a second strategic partner to market our product in certain segments of the industrial marketplace as we currently contemplate. We also may not obtain the distribution capabilities we require in foreign markets. Finally, even if we have the personnel and the strategic partners and distributors, we cannot be certain as to how quickly, if at all, the different marketplaces will accept our product.

The following risk factors relate to our Common Stock:

Shares eligible for future sale may adversely affect market price of the Common Stock.

Of the 31,570,853 shares of the Common Stock outstanding on July 3, 2001, only
1,305,095 shares were not eligible for sale as of such date pursuant to the exemption of Rule 144 under the Securities Act or could not be otherwise sold without the necessity of our filing a registration statement naming the holders as selling stockholders.

As of July 3, 2001, there were 2,000,000 shares reserved for issuance upon the exercises of stock options granted or to be granted pursuant to our 2000 Stock Option Plan. None of the outstanding stock options under such Plan to purchase an aggregate of 615,375 shares were exercisable on July 3, 2001 or will become exercisable within 60 days thereafter. In addition, as of July 3, 2001, there were 1,556,096 shares reserved for issuance upon the exercises of stock options granted or to be granted pursuant to our 1997 Stock Option Plan. Stock options granted under our 1997 Stock Option Plan were exercisable on July 3, 2001, or will become exercisable within 60 days thereafter, as to an aggregate of 776,252 shares. All of the shares issuable upon the exercises of stock options pursuant to these two Plans have been registered under the
Securities Act for issuance by us to the respective optionees. Accordingly, unless the optionee is an "affiliate" of our Company as such term is defined in Rule 405 under the Securities Act, he or she may, after exercise of a stock option, resell the shares received upon exercise without the use of a "reoffer" prospectus. This Prospectus is a reoffer prospectus so that the Selling Optionees, who may be deemed affiliates of our Company, who hold stock options, or who exercised stock options, may resell their shares of Common Stock in the manner described under the caption
"Plan of Distribution" in this Prospectus. Accordingly, all shares of the Common Stock issued upon an exercise of a stock option to an employee or a director are immediately resellable by the optionee.

In addition, as of July 3, 2001, we had reserved an aggregate of 1,638,744 shares for the exercise of outstanding Common Stock purchase warrants (the "Outstanding Warrants"). The
Outstanding Warrants do not include the Common Stock purchase warrants as to which the underlying 3,485,199 shares will be offered pursuant to a Registration Statement on Form S-3 which was filed on July 20, 2001, but, as of the date of this Prospectus, was not effective under the Securities Act. The Outstanding Warrants also do not include Common Stock purchase warrants as to which the underlying 4,606,575 shares will be offered pursuant to a second
Registration Statement on Form S-3 which was also filed on July 20, 2001, but, as of the date of this Prospectus, was not effective under the Securities Act. In addition, the Outstanding
Warrants do not include five Common Stock purchase warrants (the "Officers' Warrants") to purchase an aggregate of 2,000,000 shares of the Common Stock granted on October 10, 1999 to our two principal operating officers and which will not become exercisable until designated goals for the Company are achieved. The Outstanding Warrants expire on various dates ranging from December 7, 2002 to March 31, 2009, have exercise prices ranging from $.50 to $4.77 per share and were all exercisable as of July 3, 2001, except for three Outstanding Warrants to purchase an aggregate of 200,000 shares of the Common Stock granted to another officer of the
Company which, like the Officers' Warrants, do not become exercisable until designated goals for the Company are achieved. The shares of the Common Stock issuable upon exercises of the
Outstanding Warrants and the Officers' Warrants have not been registered under the Securities
Act. Accordingly, these shares will be "restricted securities" as such term is defined in Rule 144
(a)(3) under the Securities Act after issuance. The holder (including an affiliate of the Company)
may, one year after the exercise of an Outstanding Warrant or an Officers' Warrant, resell his, her or its shares received upon any such exercise pursuant to the exemption from registration of
Rule 144 under the Securities Act.

We are unable to predict the effect that sales into the market of our shares of the
Common Stock made under Rule 144 or otherwise (including pursuant to the two Registration
Statements described in the preceding paragraph) and the delayed sales into the market of shares subject to the outstanding stock options and the warrants may have on the then prevailing market price of our shares. It is likely that market sales of large amounts of these shares of our Common
Stock or of the 1,790,908 shares offered for resale by this Prospectus (or the potential for those sales even if they do not actually occur) may have the effect of depressing the market price of our Common Stock.

Although, as indicated in the previous paragraph, we recognize that even the threat of sales of an aggregate of 1,790,908 shares issuable upon the exercises of stock options may have a depressive effect on the market price of our Common Stock, all of these stock options are not currently exercisable. If all of the exercises occurred, the Company would realize $3,907,731 in gross proceeds which will reduce our need for additional financing.

We do not anticipate paying dividends on our Common Stock in the foreseeable future.

We intend to retain future earnings, if any, to fund operations and expansion of our business. In addition, our expected continuing operational losses and our recently issued series of our Preferred Stock will limit legally our ability to pay dividends on the Common Stock.
Accordingly, we do not anticipate paying cash dividends on shares of our Common Stock in the foreseeable future.

Use of Proceeds

The Company will not receive any proceeds upon the subsequent sales by the Selling
Optionees of the shares of the Common Stock issued to them upon exercises of their stock options. If the unexercised stock options as of July 3, 2001 to purchase an aggregate of
1,511,825 shares of the Common Stock held by the Selling Optionees are exercised in their entirety, the Company will receive $3,907,731 upon such exercises. Because of the uncertainty as to when and if any of these stock options will be exercised, and because of the fact the exercises may be made on a cashless basis or through a loan from the Company, thereby reducing the amount of proceeds or delaying the receipt of proceeds by the Company, the
Company intends to use any proceeds from these exercises for working capital purposes.

Material Changes

Strategic Partner

On June 4, 2001, the Company and CMI, Inc. ("CMI"), a wholly-owned subsidiary of the employee-owned MPD Inc. based in Owensboro, Kentucky, entered into a renewable, three-year agreement establishing CMI as the exclusive distributor of the IMPACT Testing System to the law enforcement market in the United States and Canada. Lion Laboratories Ltd. ("Lion
Laboratories"), an affiliate of CMI based in Barry, Wales, United Kingdom, is expected to be the exclusive distributor to the law enforcement market in Europe, Australia, New Zealand, Asia and
Africa, although the Company may engage its own distributors in certain of the countries. CMI and Lion Laboratories are the market and manufacturing leaders for evidential and screening breath alcohol testing instruments in the United States and market around the world in 60 countries including Canada and those in Western Europe. CMI and Lion Laboratories will sell, and provide service and training for, the IMPACT Test System to the law enforcement market, including, driver testing, corrections, probation and parole, narcotics and drug courts. The agreement with CMI provides for the payment of an exclusive marketing distribution fee to the
Company anticipated to be approximately $5,000,000 over two and one-half years.

As indicated in the section entitled "What is our record of revenues and earnings?" under the caption "Summary" in this Prospectus, the Company currently anticipates marketing to begin late in this quarter ending September 30, 2001.

The Company will manufacture the cassette and, at least initially, final assemble the instrument for the IMPACT Test System. The Company has identified an OEM manufacturer that has significant core capabilities in instrument manufacturing, and intends to transfer the manufacturing of the instrument to the OEM manufacturer between six and 12 months post initiation of manufacturing.

Series B Preferred Stock

On March 29, 2001, the Company sold for $3,000,000 to three investors an aggregate of
75,000 shares of a newly-designated series of the Company's Preferred Stock, $.001 par value
(the "Preferred Stock"), designated the Series B 20% Cumulative Convertible Preferred Stock
(the "Series B Preferred Stock"). 130,000 shares of the 3,000,000 authorized shares of the
Preferred Stock were designated as the Series B Preferred Stock in order to cover not only the original sale by the Company, but also dividends payable during the first three years after issuance in shares of the Series B Preferred Stock. On June 29, 2001, each of the three investors used its 25,000 shares of the Series B Preferred Stock to purchase 28.571 Units in the June offering described in the next section "New Series C Preferred Stock" under this caption
"Material Changes" and the investors also surrendered their related Common Stock purchase warrants expiring March 28, 2006 to purchase an aggregate of 225,000 shares of the Common
Stock at $5.60 per share.

In view of this conversion described in the preceding paragraph, the Company intends to cancel the designation of 130,000 shares of the Series B Preferred Stock.

New Series C Preferred Stock

(1) General

On June 20, 2001, the Company sold, at $35,000 per Unit, to eleven investors
(including three of the purchasers of shares of the Series B Preferred Stock) an aggregate of
228.007 Units, each Unit consisting of 1,000 shares of a newly-designated series of the Preferred
Stock designated the Series C Convertible Preferred Stock (the "Series C Preferred Stock") and a
Warrant expiring June 19, 2006 (the "Investor Warrant") to purchase 10,000 shares of the
Company's Common Stock, $.001 par value (the "Common Stock"), at $3.50 per share.

430,000 shares of the 3,000,000 authorized shares of the Preferred Stock have been designated as the Series C Preferred Stock in order to cover not only the original sale by the
Company, but also subsequent sales during the 90 days after the original issuance on June 20,
2001. On June 29, 2001, an additional 85.713 Units were sold to the Series B Preferred Stock investors as described in the preceding section "Series B Preferred Stock" under this caption
"Material Changes." Accordingly, as of July 3, 2001, there were outstanding an aggregate of
313,720 shares of the Series C Preferred Stock and Investor Warrants to purchase an aggregate of 3,137,200 shares.

Pursuant to an escrow agreement, 50% of the proceeds, the shares of the Series C
Preferred Stock and the Investor Warrants are held in escrow, to be released upon achievement by the Company of the following two milestones:

(a) (i) confirmation that the Company has sold at least an additional 57 Units for an aggregate of at least 371 Units and (ii) receipt of validation from an independent third party, which is selected by 70% of the holders owning
42,857 shares or more of the Series C Preferred Stock, that the IMPACT Test
System produces data and functions as expected to be outlined in a 510(k)
application to be submitted to the FDA, both milestones to be achieved on or prior to December 31, 2001, and

(b) confirmation that the Company has received bona fide orders for the sale of the IMPACT Test System in an amount not less than $250,000 on or prior to
March 31, 2002.

Any holder of the Series C Preferred Stock may, at any time, waive compliance with either milestone and receive a release from escrow. The second milestone does not become operational unless the first milestone is achieved or compliance therewith is waived by the holders whose securities are still held in escrow. Upon non-achievement of a milestone, a holder can request that its purchase price then held in escrow be refunded to the holder. In such event the related shares of the Series C Preferred Stock and Investor Warrant or Warrants would be cancelled.

The Series C Preferred Stock is senior to any other series of the Preferred Stock hereafter designated and the Common Stock (collectively the "Junior Stock") with respect to dividends, upon redemption and upon liquidation. Except as may be consented to by the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock, (1) no dividends or other distributions may be paid on the Junior Stock (other than dividends on the
Common Stock in shares), (2) no shares of the Junior Stock may be redeemed; and (3) the
Company may not distribute to the holders of the Junior Stock any assets upon liquidation, dissolution or winding up of the Company until the holders of the Series C Preferred Stock have received $35.00 per share (i.e., the Stated Value of a share of the Series C Preferred Stock) and any accumulated but unpaid Premium (as defined in the second succeeding subsection).

Redemptions of Premium and other redemptions may be made only if legally permissible under the General Corporation Law of the State of Delaware (the "GCL"). Because
the Company currently has sufficient "surplus" as interpreted under the GCL, the Company should be able to make these redemptions on a current basis; however, continuance of operational losses in the future, as currently anticipated, could create a problem at some point in the future if the surplus was insufficient.

(2) Dividends

There will be no dividends payable on the Series C Preferred Stock.

(3) Premium

On the last date of each of the Company's fiscal quarters, commencing September 30,
2001, in which shares of the Series C Preferred Stock are outstanding, the Company is required to redeem all accrued and unpaid Premium as of such date. Premium is defined to be an amount equal to the product of (a) 10% (5% after June 20, 2004), (b) the quotient of the number of days since the last redemption of Premium and 365 and (c) the Stated Value (i.e., $35.00 per share).
The redemption is to be effected by the issuance of a number of shares of the Common Stock to each holder of the Series C Preferred Stock equal to the quotient obtained by dividing the aggregate amount of Premium then due on the shares of the Series C Preferred Stock held by such holder on such date by the Market Price on such date.

Market Price is calculated as an average over a 20-trading-day period and will be determined as follows:

(a) if the Common Stock is then listed on a national securities exchange or quoted on
The Nasdaq Stock Market ("Nasdaq"), the Market Price will mean the average of the closing sale prices reported on the exchange or quoted for Nasdaq on each trading day during such 20-trading-day period as reported by Bloomberg
Financial Services (or a comparable service) or

(b) if the Common Stock is not then listed on an exchange or quoted on Nasdaq, the
Market Price will mean the average of the closing bid and asked prices for the
Common Stock on the OTC Bulletin Board of the National Association of
Securities Dealers, Inc. or in the pink sheets as reported by Bloomberg Financial
Services (or a comparable service) or, if no such price is available, as determined by an investment banking firm selected by the Company and reasonably acceptable to the holders of a majority of the outstanding shares of the Series C
Preferred Stock.

(4) Conversion

A share of the Series C Preferred Stock is initially convertible at a fixed conversion price of $3.50 per share (the "Fixed Conversion Price") into ten shares of the Common Stock.
On June 20, 2004, the conversion price becomes the lesser of the Fixed Conversion Price or the
Market Price on such anniversary date for any shares still outstanding. If all 313,720 shares of the Series C Preferred Stock which were outstanding on July 3, 2001 were converted at the Fixed
Conversion Price, the Company would issue 3,137,200 shares of the Common Stock. The number of shares of the Common Stock issuable upon conversion and the conversion price will be adjusted in the event of a stock dividend, a stock split, a reorganization, a recapitalization or a combination or subdivision of the Common Stock or a similar event. If the Company sells shares of the Common Stock (or a security convertible or exercisable into shares of the Common
Stock) for a purchase price less than the then conversion price, the conversion price is reduced to such purchase price. Upon conversion, whether optional or mandatory as described in this and the succeeding three paragraphs, a holder is entitled to all accumulated but unpaid Premium to the date of conversion.

The Company can compel conversion of the Series C Preferred Stock if conversion is required by an investment banker in an underwritten offering which will provide to the Company net proceeds of at least $20,000,000 and the offering price to the public, net of underwriting discounts and commissions, is not less than $10.00 per share of the Common Stock.

In the event that the Market Price of the Common Stock for any ten consecutive trading days is at or above $7.50, $8.50, $9.50, $10.50 and $11.50, respectively, the Company can compel conversion of not more than 20% of the then outstanding shares of the Series C
Preferred Stock. Once the Company compels conversion at a trigger price, it can only compel conversion at the next higher trigger price. For the Company to utilize the mandatory conversion right described in this paragraph or the preceding paragraph, the Common Stock must still be listed on the American Stock Exchange (or the New York Stock Exchange) or quoted on Nasdaq and the Company must not be in default.

If the Common Stock is suspended from trading or not listed on the American Stock
Exchange which it currently is (or the New York Stock Exchange), or quoted on Nasdaq for an aggregate of ten full trading days during any nine-month period, each holder of the Series C
Preferred Stock may, at its option, convert its shares and, if the Market Price of the Common
Stock is less than the then conversion price, the conversion price shall be such Market Price.

(5) Redemption

In certain default situations, such as (a) the Company's failure to make timely deliveries (after a grace period) of certificates for shares of the Common Stock following conversions of shares of the Series C Preferred Stock; (b) the Company's default (after a grace period) in fulfilling its obligations under a registration rights agreement with the purchasers of the Series C Preferred Stock; and (c) the Company's material breach of its agreements with such purchasers (after a grace period to cure), or if the Company (1) sells all of its assets, (2) merges where it is not the survivor or (3) has 50% of its voting power owned by one person, entity or group other than its current affiliates, any holder of the Series C Preferred Stock may demand that the Company redeem, for cash, its shares at a specified penalty redemption price, plus accrued and unpaid Premium.

The Company may, at its option, redeem the shares of the Series C Preferred Stock at its Stated Value plus accrued but unpaid Premium, if the closing sales price of the Common
Stock is less than $3.50 per share for 11 or more consecutive trading dates. If the Company exercises such option, a holder receives an Investor Warrant to purchase .875 of a share of the
Common Stock for each share of the Series C Preferred Stock redeemed.

The Company may also, at its option, redeem the shares of the Series C Preferred
Stock at its Stated Value, plus accrued but unpaid Premium, on and after June 20, 2004. The
Common Stock must be listed on the American Stock Exchange or the New York Stock
Exchange or quoted on Nasdaq for the Company to redeem as provided in this paragraph or the proceeding paragraph and not be in default.

(6) Reacquired Shares

Shares of the Series C Preferred Stock which have been converted, redeemed or reacquired by the Company in any manner will, upon compliance by the Company with the
GCL, have the status of authorized and unissued shares of the Preferred Stock not constituting part of any series of the Preferred Stock.
(7) Fractional Shares

No fractional shares will be issued upon either conversion of a share of the Series C
Preferred Stock or upon redemption of Premium in shares of the Common Stock. Instead the fractional share will be disregarded and the number of shares of the Common Stock issuable shall be rounded up or down to the nearest whole share.

(8) Voting Rights

The holders of shares of the Series C Preferred Stock have no voting rights except as otherwise provided by the GCL.

Whenever the holders of shares of the Series C Preferred Stock have been granted by law the right to vote separately as a class, or if the Company requires the consent of the holders to some action, the vote of the holders of at least a majority of the then outstanding shares will be required for approval.

(9) Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each holder of shares of the Series C Preferred Stock will be entitled to receive out of the assets available for distribution to stockholders an amount equal to $35.00 per share (i.e., the Stated Value). Each holder will also receive, as a preferential payment, a sum equal to all accrued but unpaid Premium, if any. After payment in cash to the holders of the shares of the Series C Preferred Stock of the full preferential amounts fixed by the Certificate of
Designation as described in this paragraph, such holders will have no right or claim to any of the remaining assets of the Company.

Investor Warrants

The Investor Warrants are initially exercisable at $3.50 per share. The exercise price and the number of shares of the Common Stock are subject to adjustment in the event of a stock dividend, a stock split, a reorganization, a recapitalization or a combination or subdivision of the
Common Stock or a similar event. If the Company sells shares of the Common Stock (or a security convertible or exercisable into shares of the Common Stock) for a purchase price less than the then conversion price, then the exercise price of the Investor Warrant shall be reduced to such exercise price.

In addition, the exercise price for an outstanding Investor Warrant shall be reset at the end of each quarter during the first year after the date of original issuance (a "Reset Date") to the lesser of (i) the exercise price then in effect on the day preceding the Reset Date and (ii) the average of the three lowest closing sales prices of the Common Stock during the 20 consecutive trading days prior to the Reset Date.

An Investor Warrant may be exercised on a "cashless" basis, i.e., by the surrender of shares of the Common Stock having a market price value equal to the aggregate exercise price of the shares as to which the Warrant is being exercised.

Plan of Distribution

Eligible Shares

All 1,790,908 shares of the Company's Common Stock, $.001 par value (the "Common
Stock"), to be reoffered pursuant to this Prospectus by the Selling Optionees are shares issued or issuable upon the exercise of stock options granted pursuant to either the Company's 1997 Stock
Option Plan (the "1997 Option Plan") or the Company's 2000 Stock Option Plan (the "2000
Option Plan"). (A stock option granted under the 1997 Option Plan shall be referred to in this
Prospectus as a "1997 Plan Option," a stock option granted under the 2000 Option Plan shall be referred to as a "2000 Plan Option" and the 1997 Plan Options and the 2000 Plan Options shall be collectively referred to as the "Options").

As of July 3, 2001 or within 60 days thereafter, an aggregate of 279,083 shares of the
Common Stock had been issued to the Selling Optionees upon their exercises of 1997 Plan
Options. In addition, as of that date, no shares had been issued to them upon the exercises of
2000 Plan Options nor were any of their 2000 Plan Options then exercisable or exercisable within 60 days thereafter. As of July 3, 2001 or within 60 days thereafter, an aggregate of
651,159 shares were subject to 1997 Plan Options then exercisable by the Selling Optionees. An aggregate of 860,666 shares were subject to Options not exercisable as of July 3, 2001 or within
60 days thereafter by the Selling Optionees pursuant to either the 1997 Option Plan (1997 Plan
Options as to 512,666 shares) or the 2000 Option Plan (2000 Plan Options as to 348,000 shares).

The Options to purchase an aggregate of 1,511,825 shares were held by persons who were executive officers, directors and significant employees of the Company. Each of such persons may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Securities Act and, accordingly, even though the shares have been registered under the
Securities Act for issuance by the Company to him or her, each requires a reoffer prospectus to resell his or her shares unless the Selling Optionee will wait a year after exercise to sell the shares pursuant to Rule 144 under the Securities Act. See the section "Rule 144 Sales" under this caption "Plan of Distribution." This Prospectus is intended to be such a reoffer prospectus for the Selling Optionees.

Of the 860,666 shares of the Common Stock subject to Options as to which the Options were not exercisable on July 3, 2001 or within 60 days thereafter, such Options become exercisable as follows: 25% of the shares subject thereto on the first anniversary of the date of grant and then 1/36 of the balance each month thereafter on the same day as the date of grant for a period of 36 months, with any odd amount being exercisable in the 36th month. Of such
Options, Options to purchase an aggregate of 223,975 shares will become exercisable earlier if certain performance goals of the Company are achieved.

Each of the Selling Optionees is eligible to receive an additional grant of an Option.

Each incumbent non-employee director may receive an Option to purchase 10,000 shares of the Common Stock on an annual basis and each newly elected non-employee director will be eligible to receive an Option to purchase 15,000 shares of the Common Stock. Each Selling
Optionee who is an employee of the Company is entitled to an annual review which could result in the grant of an additional Option. However, directors and employees may elect to have such grants on a biennial basis instead. Any additional Options will probably be granted subject to the
2000 Option Plan because, as of July 3, 2001, there were only 81,909 shares available for grant pursuant to the 1997 Option Plan. However, to the extent a 1997 Plan Option expires prior to exercise, the shares subject thereto may be used for other grants. It is the Company's intention that, when and if any such Option is granted to a Selling Optionee, the Company will supplement this Prospectus to add such additional underlying shares.

In addition, the Company anticipates that additional persons may hereafter be elected as executive officers and directors of the Company or join the Company and be deemed significant employees. The Company anticipates that each of these persons will be granted an Option or
Options. Accordingly, the Company will supplement this Prospectus to add such names and the underlying shares of the Common Stock subject to these new Options.

Officers' Loans

Three of the executive officers (including one who is also a director) have paid for their shares through loans from the Company which are secured by the shares of the Common Stock issued upon the exercises or the loans are due in 18 months and bear interest at the rate required to be charged under the Internal Revenue Code of 1986, as amended (the "Code"), so that the interest will not be deemed to be "below market" under Section 7872 of the Code. The shares are held in escrow by the Secretary of the Company (Robert W. Berend) and may be released only upon sales of the shares, with all of the proceeds going to pay the loan. The executive officer may also surrender shares having a market value on the date of surrender equal to the amount necessary to pay the principal and interest on the loan or such lesser amount as the executive officer wishes to prepay. As of July 3, 2001, the following loans to the Company were outstanding:

Name of Executive
Officer
Principal Amount
of Note
Number of
Shares
Due Date
of Note

Linda H. Masterson
$916,875.00
995,5541
9/6/01
Linda H. Masterson
$922,600.00
555,0002
5/30/02
Thomas J. Foley
$30,200.00
60,400
1/20/02
Thomas J. Foley
$42,783.50
35,842
10/16/02
Michele A. Clark
$24,435.00
13,500
11/17/01
Michele A. Clark
$34,754.47
18,787
5/27/02

(1) 900,000 of these shares were issued upon the exercises of three Common Stock purchase warrants and also secure this loan.

(2) 500,000 of these shares were issued upon the exercise of a Common Stock purchase warrant and also secure this loan.

Any shares surrendered to pay the loans will be returned to the status of authorized but unissued shares of the Common Stock and, thereafter, will no longer be offered pursuant to this
Prospectus.

In addition to the foregoing executive officers making additional loans to exercise
Options, other executive officers who are Selling Optionees or who become Selling Optionees in the future may elect this method of exercise.

Distribution Method

All of the Selling Optionees have advised the Company that they may sell, from time to time, pursuant to this Prospectus, their shares of the aggregate of 1,790,908 shares of the
Common Stock at the prices quoted for the Common Stock on the American Stock Exchange or
in the third market or in isolated transactions at negotiated prices with institutional or other investors. On August 6, 2001, the closing sales price as reported on the American Stock
Exchange was $3.00 per share.

The shares of the Common Stock offered by the Selling Optionees may be sold pursuant to this Prospectus by one or more of the following methods, without limitation: (a) a block trade on which the broker-dealer so engaged will attempt to sell the shares of the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by the broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between the Selling Optionee and purchasers without a broker-dealer. In effecting sales, a broker-dealer engaged by the Selling
Optionee may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Optionee in amounts to be negotiated immediately prior to sale. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section
2(11) of the Securities Act in connection with such sales.

Upon the Company being notified by a Selling Optionee that any material arrangement has been entered into with a broker-dealer for the sale of shares of the Common Stock through a block trade, a special offering, an exchange distribution or a secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(c)
under the Securities Act, disclosing (a) the name of each broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus, as supplemented, and (f) other facts material to the transaction.
Certain of the Selling Optionees have or may set up with Gruntal & Co., L.L.C., a registered broker-dealer, personal selling plans which qualify within Rule 10b5-1(c)(1) of the
Exchange Act to sell some of the shares subject to this Prospectus. Any such sales by the broker-dealer would be made in one of the manners described in this Prospectus.

Because the Selling Optionees may be deemed to be "affiliates" of the Company within the meaning of Rule 405 under the Securities Act, the Company has advised the Selling Optionee of the requirement under the Securities Act that each of them, or any broker-dealer acting for him or her, must deliver a copy of this Prospectus in connection with any sale by such Selling
Optionee of shares of the Common Stock registered hereunder unless such sale is pursuant to
Rule 144 as described in the preceding paragraph. The Company will furnish copies of this
Prospectus to the American Stock Exchange so that, with respect to a sale made on the American
Stock Exchange, the Selling Optionee or his or her broker-dealer will not have to deliver a copy of this Prospectus.

The Company has also undertaken, if, in the future in the opinion of the Company, this
Prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the Selling
Optionees of this opinion, to request that the Selling Optionees cease use of this Prospectus and to confirm the Company's then intention to amend the Registration Statement in order to effect such compliance.

Rule 144 Sales

As of July 3, 2001, 237,583 of the shares of the Common Stock being offered pursuant to this Prospectus could be sold pursuant to Rule 144 under the Securities Act. In the opinion of
Wachtel & Masyr, LLP, counsel to the Company, a Selling Optionee who exercises an Option will become eligible, insofar as the one-year holding period requirement of paragraph (d) of Rule
144 is concerned, to seek to use the exemption of Rule 144 on and after one year from the date of exercise of the Option. Each of the Selling Optionees has advised the Company that, as his or, her shares become eligible for sale pursuant to Rule 144, he or she may, as an alternative to use of this Prospectus, sell such shares pursuant to Rule 144.

Miscellaneous

The Company has also advised each of the Selling Optionees who is not a director of the
Company or an executive officer who signed the Registration Statement that, if it is determined by a court at a later date that he or she is an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Optionee may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act if there are any defects in the Registration
Statement (i.e., material misstatements or omissions) and also may be found liable under Section
10(b) of the Exchange Act and Rule 10b-5 thereunder for such material misstatements or omissions, if any. The Company does not believe, based on the advice of its counsel, Wachtel &
Masyr, LLP, that any of the Selling Stockholders is currently an underwriter with respect to the shares of the Common Stock being offered pursuant to this Prospectus.

The Company and the Selling Optionees are obligated to take such steps as may be necessary to ensure that the offer and sale by the Selling Optionees of an aggregate of 1,790,908 shares of the Common Stock offered by this Prospectus will comply with the requirements of the federal security laws, including Regulation M.

In general, Rule 102 under Regulation M prohibits any Selling Optionee or a broker-
dealer acting for such Selling Optionee from, directly or indirectly, bidding for or purchasing any shares of the Common Stock or attempting to induce any person to bid for, or to purchase, shares of the Common Stock during a restricted period (as defined in Rule 100) which ends when he or she has completed his or her participation in the offering made pursuant to this Prospectus. Rule
102 sets forth certain exceptions for the Selling Optionee, including exercising a stock option
(which, for purposes of the Rule, would include exercise of an Option).

The Company is bearing all costs relating to the registration of the shares of the Common
Stock offered by this Prospectus (other than fees and expenses, if any, of counsel or other advisors to a Selling Optionee). Any commissions, discounts or other fees payable to broker-
dealer in connection with any sale of the Common Stock will be borne by the Selling Optionee selling such shares.
Selling Stockholders

The next following table indicates (1) the name and address of each Selling Optionee, (2)
the number of shares of the Common Stock which he or she beneficially owned as of July 3,
2001, (3) the number of shares of the Common Stock subject to Options granted to him or her which were not exercisable as of such date or within 60 days thereafter, (4) the number of shares of the Common Stock to be reoffered by the Selling Optionee pursuant to this Prospectus and (5)
the number of shares of the Common Stock to be beneficially owned if all of the foregoing shares are sold. Such table also indicates the percentage beneficial ownership before and after the proposed sales. The relationship(s) of each Selling Optionee to the Company is identified in a Note to this table.

Each of the Selling Optionees named in the next following table has advised the
Company that he or she may, from time to time, offer all of the shares of the Common Stock shown next to his or her name in the Offered column at the prices then prevailing on the
American Stock Exchange or in the third market or in isolated transactions, at negotiated prices, with institutional or other investors. See "Plan of Distribution." Each Selling Optionee who has
exercised his or her 1997 Plan Option has advised the Company that he or she has sole voting and investment power with respect to such shares except where such powers will be shared with a spouse. Each Selling Optionee had advised the Company that he or she will have sole voting and investment power with respect to his or her shares of the Common Stock after he or she exercises his or her 1997 Plan Option or, where applicable, his or her 2000 Plan Option except where such powers will be shared with a spouse. No Selling Optionee has any voting power with respect to an Option until it is exercised and the Options are nontransferable by their terms.

The Selling Optionees are offering, by this Prospectus, an aggregate of 1,790,908 shares of the Common Stock, of which (1), as of July 3, 2001, an aggregate of 279,083 shares were issued and outstanding (2), an aggregate of 651,159 shares were subject to 1997 Plan Options which were exercisable on July 3, 2001 or within 60 days thereafter and (3), as of July 3, 2001 or within 60 days thereafter, the related 1997 Plan Options or 2000 Plan Options could not be exercised as to an aggregate of 860,666 shares. Because each of the Selling Optionees is eligible to receive an additional 1997 Plan Option under the 1997 Option Plan (assuming shares are then available thereunder for grant) or an additional 2000 Plan Option under the 2000 Option Plan so long as he or she is an employee, an executive officer and/or a director of the Company (or of a subsidiary if hereafter incorporated), the Company intends to supplement this Prospectus to reflect any such additional grants. In addition, as indicated under the caption "Plan of
Distribution," the Company intends to supplement this Prospectus to add any new Options granted to persons who hereafter become executive officers, directors or significant employees of the Company and, accordingly, require a reoffer prospectus to resell their underlying shares.

Number of Shares Beneficial
Ownership (1)
Name and Address of
Selling Optionee
Before
Sale
Non-
Exercisable
Offered
After
Sale
Before
Sale
After
Sale

Linda H. Masterson(2)
1205 South Dupont Street
Ontario, CA 91761
1,776,370(3)
195,434(4)
571,804(5)
1,400,000
5.6%
4.4%

Thomas J. Foley(6)
1205 South Dupont Street
Ontario, CA 91761
215,936(7)
124,064(8)
340,000(9)
0
Nil
0

Michele A. Clark(10)
1205 South Dupont Street
Ontario, CA 91761
51,025(11)
63,975(12)
115,000(13)
0
Nil
0

Lawrence A. Reynolds(14)
1205 South Dupont Street
Ontario, CA 91761
54,677(15)
75,323(16)
130,000(17)
0
Nil
0

Don C. Fletcher, Jr.(18)
1205 South Dupont Street
Ontario, CA 91761
21,250(19)
63,750(20)
85,000(21)
0
Nil
0

James Canfield(22)
1205 South Dupont Street
Ontario, CA 91761
0(23)
100,000(24)
100,000(25)
0
0
0

David J. Smith(26)
1205 South Dupont Street
Ontario, CA 91761
126,016(27)
52,984(28)
179,000(29)
0
Nil
0

Kenneth L. Berger(30)
1205 South Dupont Street
Ontario, CA 91761
48,119(31)
94,881(32)
143,000(33)
0
Nil
0

Peter S. Gold(34)
16027 Ventura Blvd.
Suite 601
Encino, CA 91436
912,090(35)
22,910(36)
35,000(37)
900,000
2.9%
2.8%

Paul Sandler(34)
533 West Hatcher Road
Phoenix, AZ 85021
216,011(38)
26,093(39)
42,104(40)
200,000
Nil
Nil

Charles J. Casamento(34)
c/o Questcor
Pharmaceuticals, Inc.
26118 Research Road
Hayward, CA 94545
4,374,(41)
20,626(42)
25,000(43)
0
Nil
0

Stan Yakatan(34)
635 Euclid Avenue
Unit 110
Miami Beach, FL. 33139
4,374(41)
20,626(42)
25,000(43)
0
Nil
0

(1) The percentages computed in this column of this table are based upon 31,570,853 shares of the Common Stock which were outstanding on July 3, 2001. Effect is given, where applicable, pursuant to Rule 13d-3(1)(i) under the Exchange Act to shares issuable upon the exercise of Options or Common Stock purchase warrants exercisable on July 3, 2001 or within
60 days thereafter.

(2) Ms. Masterson is the Chairman of the Board, the President, the Chief Executive
Officer and a director of the Company.

(3) The shares of the Common Stock reported in this column of this table as being beneficially owned by Ms. Masterson are held by Robert P. Masterson and Linda H. Masterson,
Trustees of the Masterson Family Trust, dated September 23, 2000 and include (a) 94,304 of the
112,500 shares issued to her upon the partial exercises at $.50 per share of a 1997 Plan Option expiring August 13, 2007 and 37,500 shares issuable at the same exercise price per share upon the exercise of such 1997 Plan Option as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter; (b) 75,000 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option also expiring April 13, 2007 as to which shares such 1997 Plan
Option was exercisable on July 3, 2001 or within 60 days thereafter; (c) 75,000 shares issuable upon the exercise at $.50 per share of a Plan Option also expiring April 13, 2007 as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter; (d)
26,250 shares issued upon the partial exercises at $.50 per share of a 1997 Plan Option expiring
June 29, 2008 and 13,316 shares issuable upon the exercise at the same exercise price per share of such 1997 Plan Option as to which shares such 1997 Plan Option was exercisable on July 3,
2001 or becomes exercisable within 60 days thereafter; and (e) 30,000 shares issued upon the partial exercise at $1.67 per share of a 1997 Plan Option expiring October 9, 2009 and 25,000 shares issuable at the same exercise price per share upon the exercise of such 1997 Plan Option as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter. 1,550,554 of the shares reported as beneficially owned by Ms. Masterson in this column of this table secure loans to her from the Company. See the section "Officers' Loans"
under the caption "Plan of Distribution" in this Prospectus. She had previously surrendered
18,196 shares issued upon the partial exercise of the 1997 Plan Option expiring August 13, 2007, to prepay a portion of such loans. In addition to not including the shares of the Common Stock issuable upon the exercises of the Options described in Note 4 to this table, the shares reported in this column of this table do not include an aggregate of 1,500,000 shares issuable upon the exercises at $1.72 per share of three Common Stock purchase warrants expiring December 31,
2006, March 31, 2007 and October 9, 2008 which were not exercisable on July 3, 2001 or within
60 days thereafter.

(4) The shares of the Common Stock reported in this column of this table reflect shares as to which the related Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Ms. Masterson intends, after the related Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The Options are: (a) the 1997 Plan Option expiring June 29, 2008 described in clause (d) of Note 3 to this table as to 10,434 shares; (b) the
1997 Plan Option expiring October 9, 2009 described in clause (e) of Note 3 to this table as to
65,000 shares; and (e) a 2000 Plan Option expiring October 19, 2010 to purchase 120,000 shares at $6.00 per share.

(5) The shares of the Common Stock reported in this column of this table as being reoffered by Ms. Masterson pursuant to this Prospectus reflect the shares issued or issuable upon the exercises of the five Options reported in Notes 3 and 4 to this table. The net proceeds from the sales of 150,554 shares of the Common Stock must be used first to pay two loans from the
Company before the related shares securing a loan (95,554 shares for one and 55,000 shares for the other) will be released from escrow. See the section captioned "Plan of Distribution" in this
Prospectus.

(6) Mr. Foley is the Senior Vice President, Research and Development of the
Company.

(7) The shares of the Common Stock reported in this column of this table as being beneficially owned by Mr. Foley reflect (a) 74,992 shares issued to him upon the partial exercises at $.50 per share of a 1997 Plan Option expiring March 19, 2008 and 10,415 shares issuable at the same exercise price per share upon the exercise of such 1997 Plan Option as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter; (b) 32,024 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option also expiring March 19, 2008 as to which shares such 1997 Plan Option was exercisable on July
3, 2001 or within 60 days thereafter; (c) 12,500 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option also expiring March 19, 2008 as to which shares such 1997 Plan
Option became exercisable because a performance goal of the Company had been achieved; (d)
42,689 shares issuable upon the exercise of a 1997 Plan Option also expiring March 19, 2008 as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter; (e) 15,816 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option expiring June 29, 2008 as to which shares such 1997 Plan Option was exercisable on July 3,
2001 or within 60 days thereafter; and (f) 21,250 shares issued to him upon the partial exercise at
$1.67 per share of a 1997 Plan Option expiring October 9, 2010 and 6,250 shares issuable at the same exercise price upon the exercise of such 1997 Plan Option as to which shares such 1997
Plan Option was exercisable on July 3, 2001 or within 60 days thereafter. 96,242 of the 215,936 shares reported as beneficially owned by Mr. Foley in this column of this table secure loans to him from the Company. See the section captioned "Plan of Distribution" in this Prospectus. In addition to not including the shares of the Common Stock issuable upon the exercises of the
Options described in Note 8 to this table, the shares reported in this column of this table do not include an aggregate of 500,000 shares issuable upon the exercises of two Common Stock purchase warrants expiring March 31, 2007 and December 31, 2006 which were not exercisable on July 3, 2001 or within 60 days thereafter.

(8) The shares of the Common Stock reported in this column of this table reflect shares as to which the related Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Mr. Foley intends, after the related Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The Options are: (a) the 1997 Plan Option expiring March 19, 2008 described in clause (a) of Note 7 as to 14,593 shares; (b) the 1997 Plan
Option also expiring March 19, 2008 described in clause (b) of Note 7 as to 5,476 shares; (c) the
1997 Plan Option also expiring March 19, 2008 described in clause (d) of Note 7 as to 7,311 shares; (d) the 1997 Plan Option expiring June 29, 2008 described in clause (e) of Note 7 as to
4,184 shares; (e) the 1997 Plan Option expiring October 9, 2009 described in clause (f) of Note 7 as to 32,500 shares; and (f) a 2000 Plan Option expiring October 19, 2010 to purchase 60,000 shares of the Common Stock at $6.00 per share. Mr. Foley's right to exercise the Option described in clause (c) of this Note 8 to this table will be accelerated if the Company achieves a specified performance goal.

(9) The shares of the Common Stock reported in this column of this table as being reoffered by Mr. Foley pursuant to this Prospectus reflect the shares issued or issuable upon the exercise of the seven Options reported in Notes 7 and 8 to this table. The net proceeds from the sales of 96,242 shares of the Common Stock must be used first to pay loans from the Company before the shares will be released from escrow. See the section captioned "Plan of Distribution"
in this Prospectus.

(10) Ms. Clark is the Controller and Chief Accounting Officer of the Company.

(11) The shares of the Common Stock reported in this column of this table as being beneficially owned by Ms. Clark reflect (a) 19,787 shares issued to her upon the partial exercises at $1.81 per share of a 1997 Plan Option expiring April 15, 2009 and 9,369 shares issuable at the same exercise price per share upon the exercise of such 1997 Plan Option as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter and (b)
12,500 shares issued upon the partial exercise at $1.87 per share of a 1997 Plan Option expiring
November 16, 2009 and 9,369 shares issuable at the same exercise price per share upon the exercise of such 1997 Plan Option as to which shares such 1997 Plan Option was exercisable at
July 3, 2001 or within 60 days thereafter. 32,287 of the 63,975 shares reported as beneficially owned by Ms. Clark in this column of this table secure loans to her from the Company. See the section captioned "Plan of Distribution" in this Prospectus. The shares reported in this column of this table do not include the shares issuable upon the exercise of the Options described in Note
12 to this table.

(12) The shares of the Common Stock reported in this column of this table reflect shares as to which the related Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Ms. Clark intends, after the related Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The Options are: (a) the 1997 Plan Option expiring April 15, 2009 described in clause (a) to Note 11 to this table as to 20,844 shares; (b)
the 1997 Plan Option expiring November 16, 2009 described in clause (b) to Note 11 to this table as to 28,131 shares; and (c) a 2000 Plan Option expiring December 14, 2010 to purchase 15,000 shares at $4.38 per share. Ms. Clark's right to exercise the Options described in clauses (a) and
(b) of this Note 12 to this table will be accelerated if the Company achieves the related specified performance goal.

(13) The shares of the Common Stock reported in this column of this table as being reoffered by Ms. Clark pursuant to this Prospectus reflect the shares issued or issuable upon the exercises of the three Options reported in Notes 11 and 12 to this table. The net proceeds from the sales of 32,287 shares of the Common Stock must be used first to pay two loans from the
Company before the related shares securing a loan (12,500 shares for one and 19,787 shares for the other) will be released from escrow. See the section captioned "Plan of Distribution" in this
Prospectus.

(14) Mr. Reynolds is the Vice President, Marketing of the Company.

(15) The shares of the Common Stock reported in this column of this table as being beneficially owned by Mr. Reynolds reflect (a) 19,787 shares issuable upon the exercise at $2.83 per share of a 1997 Plan Option expiring January 20, 2010 as to which shares such 1997 Plan
Option was exercisable at July 3, 2001 or within 60 days thereafter; (b) 25,000 shares issuable upon the exercise at $2.83 per share of a 1997 Plan Option also expiring January 21, 2010 which became exercisable due to the Company's achievement of a performance goal; and (c) 9,890 shares issuable upon the exercise at $2.83 per shares of a 1997 Plan Option also expiring January
20, 2010 as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter. The shares reported in this column of this table do not reflect the shares issuable upon the exercises of the 1997 Plan Options described in Note 16 to this table.

(16) The shares of the Common Stock reported in this column of this table reflect shares as to which the related 1997 Plan Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Mr. Reynolds intends, after the related 1997 Plan Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The 1997 Plan Options are:
(a) the 1997 Plan Option expiring January 20, 2010 described in clause (a) of Note 15 to this table as to 30,213 shares; (b) the 1997 Plan Option also expiring January 20, 2010 described in clause (c) of Note 15 to this table as to 15,110 shares; and (c) a 1997 Plan Option expiring March
22, 2011 to purchase at $3.35 per share 30,000 shares as to which shares such 1997 Option Plan was not exercisable on July 3, 2001 or within 60 days thereafter. Mr. Reynolds' right to exercise the Option described in clause (c) of this Note 16 to this table will be accelerated if the Company achieves the specified performance goal.

(17) The shares of the Common Stock reported in this column of this table as being reoffered by Mr. Reynolds pursuant to this Prospectus reflect the shares issuable upon the exercises of the four 1997 Plan Options reported in Notes 15 and 16 to this table.

(18) Mr. Fletcher is the Vice President, Operations of the Company.

(19) The shares of the Common Stock reported in this column of this table as being beneficially owned by Mr. Fletcher reflect (a) 11,250 shares issuable at $4.81 per share of a 1997
Plan Option expiring August 24, 2010 as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter; (b) 5,000 shares issuable at $4.81 per share of a
1997 Plan Option also expiring August 24, 2010 as to which shares such 1997 Plan Options was exercisable on July 3, 2001 or within 60 days thereafter; and (c) 5,000 shares issuable at $4.81 per share of a 1997 Plan Option also expiring August 24, 2010 as to which shares such 1997 Plan
Option was exercisable on July 3, 2001 or within 60 days thereafter.

(20) The shares of the Common Stock reported in this column of this table reflect shares issuable upon the exercise of 1997 Plan Options not exercisable on July 3, 2000 or within
60 days thereafter and which Mr. Fletcher intends, after the related 1997 Plan Option becomes exercisable and if exercised, to reoffer pursuant to the Prospectus. The 1997 Plan Options are (a)
the 1997 Plan Option expiring August 24, 2010 described in clause (a) of Note 19 to this table as to 33,750 shares; (b) the 1997 Plan Option also expiring August 24, 2010 described in clause (b)
of Note 19 to this table as to 15,000 shares; and (c) the 1997 Plan Option also expiring August
24, 2010 described in clause (c) of Note 19 to this table as to 15,000 shares. Mr. Fletcher's right to exercise the Options described in clauses (b) and (c) of this Note 20 to this table will be accelerated if the Company achieves the related specified performance goal.

(21) The shares of the Common Stock reported on this column of this table as being reoffered by Mr. Fletcher pursuant to this Prospectus reflect the shares issuable upon the exercises of the three options reported in Notes 19 and 20 to this table.

(22) Mr. Canfield is Vice President, North American Sales of the Company.

(23) In addition to not including the shares of the Common Stock issuable upon the exercise of the 2000 Plan Option reported in Note 24 to this table, the shares of the Common
Stock reported in this column of this table as being beneficially owned do not include an aggregate of 200,000 shares issuable upon the exercises of three Common Stock purchase warrants expiring March 31, 2007, March 31, 2008 and March 31, 2009 which were not exercisable on July 3, 2001 or within 60 days thereafter.

(24) The shares of the Common Stock reported in this column of this table reflect
100,000 shares as to which a 2000 Plan Option expiring June 7, 2011 to purchase at $3.85 per share such shares was not exercisable on July 3, 2001 or within 60 days thereafter and which Mr.
Canfield intends, after such 2000 Plan Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus.

(25) The shares of the Common Stock reported in this column of this table as being reoffered by Mr. Canfield reflect the shares issuable upon the exercise of the 2000 Plan Option described in Note 24 to this table.

(26) Mr. Smith is the Director of Engineering of the Company.

(27) The shares of the Common Stock reported in this column of this table as being beneficially owned by Mr. Smith reflect the following 1997 Plan Options to the extent they were exercisable on July 3, 2001 or within 60 days thereafter: (a) 25,000 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option expiring August 13, 2007; (b) 22,890 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option expiring December 7, 2007;
(c) 13,734 shares issuable upon the exercise at $.50 per shares of a 1997 Plan Option also expiring December 7, 2007; (d) 13,734 shares issuable upon the exercise at $.50 per share of a
1997 Plan Option also expiring December 7, 2007; (e) 23,750 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option expiring June 29, 2008; (f) 7,908 shares issuable upon the exercise at $.50 per share of a 1997 Plan Option also expiring June 29, 2008; (g) 10,000 shares issuable upon the exercise at $.50 per shares of a 1997 Plan Option also expiring June 29,
2008 which became exercisable when the Company achieved the specified performance goal;
and (h) 9,000 shares issuable upon the exercise at $3.28 per share of a 1997 Plan Option expiring
February 21, 2010. The shares reported in this column of this table do not include the shares issuable upon the exercise of the 1997 Plan Options described in Note 28 to this table.

(28) The shares of the Common Stock reported in this column of this table reflect shares as to which the related 1997 Plan Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Mr. Smith intends, after the related 1997 Plan Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The 1997 Plan Options are:
(a) the 1997 Plan Option expiring December 7, 2007 described in clause (b) of Note 27 as to
2,110 shares; (b) the 1997 Plan Option also expiring December 7, 2007 described in clause (c) of
Note 27 to this table as to 1,266 shares; (c) the 1997 Plan Option also expiring December 7, 2007 described in clause (d) of Note 27 to this table as to 1,266 shares; (d) the 1997 Plan Option expiring June 29, 2008 described in clause (e) of Note 27 to this table as to 6,250 shares; (e) the
1997 Plan Option also expiring June 29, 2008 described in clause (f) of Note 27 to this table as to
2,092 shares; (f) the 1997 Plan Option expiring February 21, 2010 described in clause (h) of
Note 27 to this table as to 15,000 shares and (g) a 1997 Plan Option expiring March 22, 2011 to purchase at $3.35 per share 25,000 shares.

(29) The shares of the Common Stock reported in this column of this table as being reoffered by Mr. Smith pursuant to the Prospectus reflect the shares issuable upon the exercises of the nine 1997 Plan Options reported in Notes 27 and 28 to this table.

(30) Mr. Berger is the Vice President, Regulatory Affairs of the Company.

(31) The shares of the Common Stock reported in this column of this table as being beneficially owned by Mr. Berger reflect shares issuable upon the exercises at $2.87 per share of three 1997 Plan Options each expiring November 16, 2000 as to which shares each such 1997
Plan Option was exercisable on July 3, 2001 or within 60 days thereafter as to the following shares: (a) 21,869 shares; (b) 13,125 shares; and (c) 13,125 shares. The shares reported in this column of this table do not reflect the shares issuable upon the exercises of the Options described in Note 32 to this table.

(32) The shares of the Common Stock reported in this column of this table reflect shares as to which the related Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Mr. Berger intends, after the related Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The Options are: (a) the 1997 Plan Option expiring November 16, 2009 described in clause (a) of Note 31 to this table as to 28,131 shares;
(b) the 1997 Plan Option also expiring November 16, 2009 described in clause (b) of Note 31 to this table as to 16,875 shares; (c) the 1997 Plan Option also expiring November 16, 2009 described in clause (c) of Note 31 to this table as to 16,875 shares; and (d) a 2000 Plan Option expiring on December 14, 2010 to purchase 33,000 shares at $4.38 per share. Mr. Berger's right to exercise the Options described in clauses (b) and (c) of this Note 32 to this table will be accelerated if the Company achieves the related specified performance goal.

(33) The shares of the Common Stock reported in this column of this table as being reoffered by Mr. Berger pursuant to this Prospectus reflect the shares issuable upon the exercises of the four Options reported in Notes 31 and 32 to this table.

(34) The Selling Optionee is a director of the Company.

(35) The shares of the Common Stock reported in this column of this table as being beneficially owned by Mr. Gold include (a) an aggregate of 200,000 shares issuable upon the exercise of two Common Stock purchase warrants expiring November 4, 2002, one for 100,000 shares exercisable at $.50 per share and the other for 100,000 shares exercisable at $1.00 per share, both of which warrants being currently exercisable; (b) 8,758 shares issuable upon the exercise at $1.81 per share of a 1997 Plan Option expiring April 15, 2009 as to which shares such 1997 Plan Option was exercisable on July 3, 2000 or within 60 days thereafter; and (c)
3,332 shares issuable upon the exercise at $3.22 per share of a 1997 Plan Option as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter. The shares reported in this column of this table do not reflect the shares issuable upon the exercises of the 1997 Plan Options described in Note 36 to this table.

(36) The shares of the Common Stock reported in this column of this table reflect shares as to which the related 1997 Plan Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Mr. Gold intends, after the related 1997 Plan Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The 1997 Plan Options are
(a) the 1997 Plan Option expiring April 15, 2009 described in clause (b) of Note 35 to this table as to 6,242 shares; (b) the 1997 Plan Option also expiring April 15, 2010 described in clause (c)
of Note 35 to this table as to 6,668 shares; and (c) a 1997 Plan Option expiring April 15, 2011 to purchase at $4.09 per share 10,000 shares.
(37) The shares of the Common Stock reported in this column of this table as being reoffered by Mr. Gold pursuant to this Prospectus reflect the shares issuable upon the exercises of the three 1997 Options reported in Note 35 and 36 to this table.

(38) The shares of the Common Stock reported in this column of this table as being beneficially owned by Dr. Sandler include (a) 8,758 shares issuable upon the exercise at $1.81 per share of a 1997 Plan Option expiring April 15, 2009 as to which shares such 1997 Plan
Option was exercisable on July 3, 2001 or within 60 days thereafter; (b) 3,921 shares issuable upon the exercise at $2.55 per share of a 1997 Plan Option expiring January 20, 2010; and (c)
3,332 shares issuable upon the exercise at $3.22 per share of a 1997 Plan Option as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter. The shares reported in this column of this table do not reflect the shares issuable upon the exercises of the Options described in Note 39 to this table.

(39) The shares of the Common Stock reported in the column of this table reflect shares as to which the related Option was not exercisable on July 3, 2001 or within 60 days thereafter and which Dr. Sandler intends, after the related Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The Options are: (a) the 1997 Plan Option expiring April 15, 2009 described in clause (a) to Note 38 to this table as to 6,242 shares, (b) the
1997 Plan Option expiring April 15, 2011 described in clause (c) of Note 38 to this table as to
6,668 shares; (c) a 1997 Plan Option expiring April 15, 2010 to purchase 10,000 shares at $3.22 per share and (d) a 1997 Plan Option expiring December 28, 2010 to purchase 3,183 shares at
$3.77 per share.

(40) The shares of the Common Stock reported in the column of this table as being reoffered by Dr. Sandler pursuant to this Prospectus reflect the shares issuable upon the exercises of the five 1997 Plan Options reported in Notes 38 and 39 to this table.

(41) The shares of the Common Stock reported in this column of this table as being beneficially owned by the Selling Optionee reflect shares issuable upon the exercise at $6.56 per share of a 1997 Plan Option expiring June 15, 2010 as to which shares such 1997 Plan Option was exercisable on July 3, 2001 or within 60 days thereafter. The shares reported in this column of this table do not reflect the shares issuable upon the exercises of the Options described in Note
42 to this table.

(42) The shares of the Common Stock reported in this column of this table reflect shares as to which the related Option was not exercisable on July 3, 2001 or within 60 days thereafter and which the Selling Optionee intends, after the related Option becomes exercisable and if exercised, to reoffer pursuant to this Prospectus. The Options are: (a) the 1997 Plan
Option described in Note 41 to this table as to 10,626 shares and (b) a 2000 Plan Option to purchase at $3.85 per share 10,000 shares.

(43) The shares of the Common Stock reported in this column of this table as being reoffered by this Selling Optionee pursuant to this Prospectus reflect the shares issuable upon the exercises of the Options reported in Notes 41 and 42 to this table.

Interests of Named Experts and Counsel

The financial statements of the Company appearing in the Company's Annual Report
(Form 10-K) at March 31, 2001 and for each of the three years ended March 31, 2001 have been audited by Ernst & Young LLP, independent auditors, and, for the period from October 8, 1992
(inception) through March 31, 1995, by Wolinetz, Lafazan and Co., P.C, independent certified public accountants, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such reports given upon the authority of such firms as experts in accounting and auditing.

The validity of the shares offered hereby will be passed upon for the Company by
Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022.

Incorporation of Certain Information by Reference

The following documents have been filed by the Company with the Securities and
Exchange Commission (the "Commission") and are incorporated in this Prospectus by this reference:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31,
2001;

(b) the Company's Form 10-K/A amending the foregoing Report; and

(c) the description of the Company's Common Stock, $.001 par value (the "Common
Stock"), as contained in the Company's Registration Statement on Form 8-A filed on April 18, 2000 under the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to termination of the offering pursuant to this Prospectus shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"); provided, however, that the documents enumerated above and subsequently filed by the Company pursuant to Section
13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Company's Annual Report on
Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any Incorporated Documents if not delivered with this Prospectus. Requests for such copies should be directed to LifePoint, Inc.,
Attention: Michele A. Clark, Controller and Chief Accounting Officer, 1205 South Dupont
Street, Ontario, CA 91761, telephone: (909) 418-3052.

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Reports, proxy and information statements and other information filed with the
Commission can be inspected and copied at the public reference facilities of the Commission at
Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the
operation of the Public Reference Room may be obtained by calling the Commission at 1-800-
SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company (since May 17,
1996), that file electronically with the Commission at the following Web site address:
http://www.sec.gov. Since April 19, 2000, the Common Stock has been listed on the American
Stock Exchange LLC (the "AMEX"). Accordingly, copies of the Company's reports, proxy and information statements and other information filed after that date may be inspected and copied at the AMEX Library, 86 Trinity Place, New York, NY 10006.

Certain information with respect to the Company may also be obtained on its web site:
www.lifepointinc.com.

Commission Position on Indemnification

The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for a breach of his or her fiduciary duty as a director, except, if required by the GCL, as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment or repeal.

While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

The Company's Certificate of Incorporation provides for the maximum indemnification of the Company's officers and directors, employees and agents as permitted by Section 145 of the GCL. Section 145(a) of the GCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Pursuant to Section 145(b) of the GCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.
Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, then, pursuant to Section 145(c) of the
GCL, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense. Any indemnification under subsections (a) and (b) of Section 145 of the GCL, unless ordered by a court or advanced pursuant to this Section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made pursuant to subsection
(d) of Section 145 if the person is a director or officer at the time of the determination: (a) by the stockholders; (b) by a majority vote of the directors who were not parties to the action, suit or proceeding, even if less than a quorum; (c) by a majority vote of a committee consisting of directors who were not parties to the action, suit or proceeding, even if less than a quorum; or (d)
if there are no directors who were not parties to the action, suit or proceeding, or if such directors so order, by independent legal counsel in a written opinion.

Pursuant to Section 145(e) of the GCL, a corporation may provide that the expenses of a director or officer incurred in defending a civil or criminal action, suit or proceeding be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses authorized pursuant to the subsections of Section 145 of the GCL described above: (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding his or her office, and
(b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 145(g) of the GCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145. The Company has in effect a standard directors'
and officers' liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No dealer, salesperson or other
person has been authorized to give any
information or representations in
connection with this offering other than
those contained in this Prospectus. If any
such information or representations is
given or made, such information or
representations must not be relied upon
as having been authorized by the
Company. This Prospectus does not
constitute an offer to sell or a solicitation
of an offer to buy the securities offered
hereby to any person in any state or other
jurisdiction in which such offer or
solicitation would be unlawful. Neither
the delivery of this Prospectus nor any
sale made hereunder shall, under any
circumstances, create any implication
that the information contained herein is
correct as of any time subsequent to the
date hereof.

LIFEPOINT, INC.

1,790,908 Shares
of Common Stock
($.001 Par Value)
Offered by
Selling Stockholders

PROSPECTUS

August __, 2001

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on August __, 2001.

LIFEPOINT, INC.
(Registrant)

By: /s/ Linda H. Masterson
Linda H. Masterson
Chairman of the Board, President and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective
Registration Statement has been signed by the following persons in the capacities indicated on
August __, 2001.

Signature Title

/s/ Linda H. Masterson Principal Executive Officer and Director
Linda H. Masterson

Position Vacant Principal Financial Officer

/s/ Michele A. Clark Principal Accounting Officer
Michele A. Clark

/s/ Charles J. Casamento Director
Charles J. Casamento

/s/ Peter S. Gold Director
Peter S. Gold

/s/ Paul Sandler Director
Paul Sandler

/s/ Stan Yakatan Director
Stan Yakatan

LIFEPOINT, INC.
EXHIBITS FILED WITH POST-EFFECTIVE AMENDMENT TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Index

Number
Exhibit
Page
Number

23(a)
Consent of Wachtel & Masyr, LLP......................

E-3
23(b)
Consent of Independent Auditors.............
E-4

23(c)
Consent of Wolinetz, Lafazan and Co., P.C.........
E-5

Consent of Counsel
Exhibit 23(a)

August 8, 2001

LifePoint, Inc.
1205 South Dupont Street
Ontario, CA 91761

Dear Sirs and Madams:

We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8,
File No. 333-50910 (the "Registration Statement"), which also constitutes Post-Effective
Amendment No. 2 to Registration Statement on Form S-8, File No. 333-62733, to be filed by
LifePoint, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to shares of the Common Stock, $.001 par value per share, of the Company to be resold by the holders after their exercises of stock options granted or to be granted pursuant to the LifePoint, Inc. 2000
Stock Option Plan and the LifePoint, Inc. 1997 Stock Option Plan.

We hereby consent to the filing of this consent as an Exhibit to the Registration
Statement and to the references to our firm under the captions "Plan of Distribution" and
"Interests of Named Experts and Counsel" in the reoffer prospectus.

Very truly yours,

/s/ WACHTEL & MASYR, LLP

Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests of Named Experts and
Counsel" in the Registration Statements (Form S-8) and related Prospectus of LifePoint, Inc. for the registration of 1,790,908 shares of its Common Stock and to the incorporation by reference therein of our report dated May 17, 2001 (except note 7 as to which the date is June 29, 2001), with respect to the financial statements of LifePoint, Inc. included in its Annual Report (Form
10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Riverside, California
August __, 2001

Exhibit 23(c)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Interest of Named Experts and
Counsel" in the Registration Statements (Form S-8) and related Prospectus of LifePoint, Inc. for the registration of 1,790,908 shares of its Common Stock and to the incorporation by reference therein of our report dated May 26, 1995, with respect to the financial statements of LifePoint,
Inc. included in its Annual Report (Form 10-K), for the period from October 8, 1992 (inception)
through March 31, 1995, filed with the Securities and Exchange Commission.

/s/ Wolinetz, Lafazan and Co., P.C.

Rockville Centre, New York
August __, 2001

26

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